July 2003

SHAREHOLDERS' AGREEMENT

LORD EDWARD RAZZALL

and

JOHN ANTHONY MITCHELL trading as ARGONAUT ASSOCIATES

and

BOSTON FIDELITY LIMITED

and

PAYGARD INC, formerly TOTAL HORIZON INC

and

PAY2 LIMITED

and

ARGONAUT ASSOCIATES LIMITED


FLADGATE FIELDER
25 North Row
London W I K 6DJ
Tel: 020 7323 4747
Fax- 020 7629 4414
Ref: ELB/205W/W01




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CONTENTS

1.   Definitions and interpretations .........................................2

2.   Relationship of the parties .............................................2

3.   Conditions...............................................................3

4.       Completion...........................................................3

5.       Warranties and undertakings..........................................5

6.       Further rights and obligations.......................................5

7.       Exercise of powers and inconsistency.................................6

8.       Administration - board of directors..................................6

9.       Mutual covenants.....................................................9

10.      Disposition..........................................................10

11.      Pre-emption..........................................................10

12.      Restraint of trade...................................................12

13.      Termination..........................................................13

14.      Confidentiality......................................................13

15.      Successors and assigns...............................................13

16.      Notice...............................................................13

17.      Severance............................................................15

18.      Arbitration..........................................................15

19.      Governing law........................................................15

20.      Counterparts.........................................................15

21.      Merger provisions....................................................16

22.      Further assurances...................................................16

23.      Waiver...............................................................16

24.      Variation of agreement...............................................16

Schedule 1
Definitions and interpretations...............................................17




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DATE:                                                    July 2003

PARTIES:

(1) LORD EDWARD RAZZALL and JOHN ANTHONY MITCHELL, trading as ARGONAUT ASSOCIATES c/o 2nd floor. 14-16 Regent Street, London SW1Y 4PH, United Kingdom (Argonaut);

(2) BOSTON FIDELITY LIMITED c/o Asian Management Services, 111 North Bridge Road, 18/01 Penninsula Plaza, Singapore 179098, Singapore (Boston);

(3) PAYGARD INC, formerly TOTAL HORIZON INC., c/o 8631 Terrance Drive, El Ceritto, California, CA 04530 (Company):

(4) PAY 2 LIMITED c/o Exchange House, 54/58 Athol Street, Douglas, Isle of Man IM1 I MD (Pay2); and

(5) ARGONAUT ASSOCIATES LIMITED c/o Popabasiliou House, P 0 Box 27007. 70 John F Kennedy Avenue, Nicosia, Cyprus CY 1641 (AAC).

Preliminary


(A) The parties are parties to a heads of agreement, as varied, a deed of variation dated June 12, 2003 under which the parties agreed to operate the business known as Pay2 Card System and under which Boston and AAC would be issued with Shares in the Company.

(B) Under the HOA, the parties agreed to enter into a shareholders' agreement, regulating their respective interests and entitlements in, and in relation to, the Company.

(C) The Shareholders wish to enter into this agreement to formally regulate their relationship as shareholders in the Company.

1.               Definitions and interpretations

The definitions and interpretative provisions in Schedule I apply to this agreement.

2.               Relationship of the parties

The parties acknowledge and agree that each of them is an independent contracting party and that none of them has any authority or power for or on behalf of the others to enter into any contracts, to pledge any credit, to incur any liabilities, to assume any obligations or to make any warranties or representations whatsoever other than in accordance with the terms of this agreement and the bylaws of the Company.

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3.     Conditions

     3.1 Completion is conditional upon the satisfaction or waiver of each of the Conditions Precedent set out in clause 2.1 of the HOA.

     3.2 The parties will use their best endeavors to ensure that the Conditions Precedent, to the extent that they are not waived by the parties, are satisfied by 30 September 2003. If by that date any Condition Precedent has not been satisfied or waived, this agreement other than clause 14 will terminate without any liability by any party other than liability for a prior breach.

4.     Completion

     4.1 Subject to full satisfaction or waiver of the Conditions Precedent, Completion will take place at 14-16 Regent Street, London SW1Y 4PH on the Completion Date.

     4.2 On the Completion Date the parties will procure that meetings of the Company and the board of directors are held as are necessary to:

         4.2.1 appoint John Mitchell and Lord Razzall as AAC Directors and Greg Kennedy and Lindsay Sanford as Boston Directors;

         4.2.2 appoint John Mitchell as chairman and Graham Newall as chief executive officer, and

     4.3  On the Completion Date:

         4.3.1 Boston will subscribe unconditionally for Shares payment for which will be made in installments as follows:

              4.3.1.1  3,420,000  for US $750,000  representing  a premium of US
                    $0.218 per Shore payable on completion;

              4.3.1.2  2,916,471 for US $1,000,000  representing  a premium of
                    US  $0.342  per  Share  payable  one  calendar   month  from
                    completion;

              4.3.1.3  2,916,471 for US $1,000.000  representing a premium of US
                    $0.342  per  Shore   payable   two   calendar   months  from
                    completion:

              4.3.1. 2,916,471  for US $1,000,000  representing a premium of US
                    $0.342  per  Shore  payable  three   calendar   months  from
                    completion: and



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               4.3.1.5 3,645,588 for US $1,250,000  representing a premium of US
                    $0.342  per  Share   payable  four   calendar   months  from
                    completion.

                                    The Shares will be issued on  Completion  to
                           Boston nit paid and held in trust until the corresponding installment of consideration set out above has been paid in cleared funds for the account of the Company.

               4.3.2 ______________  to MSL 5,700,000  Shares in satisfaction of the fee owed to MSL for corporate finance services;

               4.3.3 The parties will procure that the Company:

               4.3.3.1 allots  and  issues  credited  as fully  paid  15,815,000
                    Shares to Boston and 5,700,000 Shares to MSL:

               4.3.3.2 enters the name of Boston in the  register  of members of the Company as holder of the Shares subscribed by it pursuant to clause 4.3.1;

               4.3.3.3 enter the name of MSL in the  register  of members of the
                    Company as holder of the Shares referred to in clause 4.3.2;

               4.3.3.4 issues share certificates to Boston and MSL in respect of their Shares-, and

               4.3.3.5 procures the resignation of the existing directors of the
                    Company to be effective offer the Company has been listed.

         4.3.4 Boston and the Company will execute a license agreement in a form to be agreed relating to the grant by Boston to the Company of a 20 year exclusive license to use the names of 1,000,000 Members for the purpose only of marketing the Pay2Card System to them (Boston License Agreement);

         4.3.5 Boston and AAC will procure that the Company executes a consultancy agreement for a term of three years from 1st October 2003 pursuant to which MSL Will be paid an annual fee of US $150,000 (one hundred and fifty thousand US dollars) in consideration- for providing general business and consultancy services; and

         4.3.6 Boston and AAC will procure that the Company executes a service agreement between the Company and Graham Newall.



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         4.3.7 The  Company  will  confirm its  agreement  to repay a loan of US
               $1,200,000 made by AAC to the Company.

5.     Warranties and undertakings

          5.1 Pay2, AAC, Lord Razzall and John Mitchell, both as individuals and as Argonaut, warrant to Boston that neither they nor any shareholders of Pay2 or AAC or any Associates of Pay2 or AAC, Pay2 shareholders, AAC shareholders or Argonaut have any interest whatsoever in the share capital of the Company other than the Shares held by them pursuant to clause 2.1 (c) of the HOA or this agreement.

          5.2 The Company warrants to Boston that the number of Shares in issue as at the date of this agreement is 6,815,000 and the Company undertakes not to issue any further Shares in the Company other than pursuant to clause 2.1 (c) of the HOA and clause 4.3 of this agreement without the prior written approval of Boston.

          5.3 The Company undertakes to Boston to provide it and its advisers with access to its books and records for the purpose of enabling Boston to exercise its rights pursuant to this agreement and AAC and Argonaut agree to use their best endeavours to cause the Company to provide Boston with such access to the books and records of the Company.

          5.4 Pay2 warrants to Boston that it holds all necessary title and interest in all Intellectual Property Rights in the Pay2 Card System and that it holds all rights, title and interest in all research and development on the Pay2 Cord System.

          5.5 Argonaut, AAC and Pay2 warrant to Boston that all information contained or referred to in this agreement (including the schedules and appendices) is true and accurate in all respects and none of Argonaut, AAC and Pay2 is aware of any other fact or matter which renders any such information misleading because of any omission, ambiguity or for any other reason.

6.     Further rights and obligations

          6.1 Boston agrees to introduce the Pay2 Card System to up to 1,000,000 Members and, with the consent of accepting Members, will procure that those Members are signed up as Pay2 Card System card members by the Company.

          6.2 The Company will pay the following sums to Boston as and when a Member is signed up as a Pay2 Card System member by the Company:

               6.2.1 for each Member up to 150,000 Members, US $5;





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              6.2.2 for each Member from  150,001 to 1.000,000  Members,  US $5,
                    and

               6.2.3 for each Member in excess of 1,000,000. US $50 cents.

          6.3 The records of the Members who are the subject of the Boston License Agreement will be maintained in the Pay2 database in the Isle of Man or anywhere else from time to time and those records will at all times remain exclusively the property of the Company until the termination or expiry of that Boston License Agreement.

          6.4 The parties agree that the names of the Members introduced by Boston or World Games Inc to the Company will at all times remain the property of the owner. The parties agree not to use those names in any form whatsoever other than pursuant to the Boston License Agreement.

7.     Exercise of powers and Inconsistency

          7.1 Each of the Shareholders wit exercise all such powers as are available to it, do all such acts and things and sign, execute and deliver all such documents and instruments as may be necessary or reasonably required to give full effect to the provisions of this agreement.

          7.2 The terms of this agreement will prevail notwithstanding any inconsistency contained in the Articles of Association of the Company or in any other document or agreement or arrangement whatsoever other than an agreement executed by the Shareholders which is clearly expressed to be supplemental to or in substitution for this agreement.

8.     Administration - board of directors

Authority of the Board

          8.1 The Board may, to the extent permitted at law, at any time appoint any person or/corporation, including the Shareholders, to act in its stead and delegate to such person or corporation any of the functions or obligations of the Board on such terms and conditions as it determines.

          8.2 Every decision of the Board upon any of the matters within its power will be binding on all of the Shareholders as if the same had been included in the provisions of this agreement at the time of execution hereof.

          8.3 The Shareholders will not act otherwise than in accordance with the decisions made from time to time by the Board.




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Constitution of the Board

          8.4 The Board shall be constituted by a maximum of four Directors and shall not be subject to further increase or reduction by the Company in general meeting and Boston and AAC shall each by notice in writing to the others be entitled to nominate two Directors to the Board fin each case a Nomination). The Company in general meeting shall not be entitled to remove or revoke the appointment of any Director nominated in accordance With this clause 8.4.

          8.5 Neither Boston nor AAC shall nominate a Director who is not acceptable to the other, provided that neither Boston nor AAC shall unreasonably withhold its consent to the appointment by the other of any such Director. The initial Nominations of Boston and AAC are as set out in clause 4.2.

          8.6 Either of Boston or AAC may, from time to time, revoke any Nomination by that Shareholder (Revoking Shareholder), by giving notice in writing of such revocation to the other, and in such event a new Nomination may be made by the Revoking Shareholder in replacement of the person or persons whose Nomination has been revoked.

          8.7 A Boston Director or an AAC Director will not be required to retire from office but will remain as a Director of the Company at the discretion of the relevant Shareholder.

Meetings of the Board

          8.8 Unless otherwise mutually agreed from time to time, all meetings of the Board shall be held in Paris.

          8.9 Boston will pay the travel accommodation and out-of-pocket expenses of the Boston Director and AAC will pay the travel accommodation and out of pocket expenses of the AAC Director in attending each meeting of the Board.

          8.10 Each meeting of the Board shall be convened upon at least one week's notice (Required Notice Period in writing. to all members of the Board. given by the chairman or a Director specifying the purpose, time and place of the meeting. A meeting may, notwithstanding that it is called with a shorter notice period than the Required Notice Period, be deemed to be duly caged if such shorter period of notice is agreed to by each of the Shareholders. Meetings of the Board of Directors shall be convened at, least every four weeks or as otherwise determined from time to time.

          8.11 In the event that a Boston Director or an AAC Director foils to offend at a meeting of the Board duly convened in accordance with the





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foregoing provisions Of this agreement, the meeting is to be rescheduled for the some time and the some place and on the same day in the following month. or as otherwise agreed between Boston and AAC.

          8.12 A quorum for a meeting of the Board shall be two being one Boston Director and one AAC Director.

          8.13 A chairman shall preside over each duly convened meeting of the Board and the chairman for each of the meetings for a period of the lesser of two years from the date of this agreement or such shorter period as he remains a Director (Initial Period) shall be John Mitchell, after which time the position shall rotate to one of the three remaining Directors determined by a meeting of the Directors immediately prior to the expiration of the Initial Period and for each meeting for the next succeeding [six month] period the appointed Director shall preside as chairman over each duly convened meeting of the Board and this process of appointment shall then continue by rotation for the term of this agreement.

          8.14 The chairman shall forward an agenda specifying each of the resolutions and questions to be determined at the next meeting to each of the Board not less than 14 days before the meeting.

          8.15 The chairman shall cause minutes of the meeting at which he or she was chairman, to be kept and signed by the Directors present at the said meeting and distributed to each of the Shareholders.

          8.16 The chairman will not have a costing vote.

          8.17 A minute signed by a Boston Director and an AAC Director in accordance with clause 8.15 or on exchange of letters signed by a Boston Director and an AAC Director confirming mutual agreement on any question, shall be as effectual and binding on the parties as an agreement reached and recorded at a duly convened meeting of the Board.

Appointment of Chief Executive

          8.18 Boston agrees that it will not seek to remove Graham Newall as chief executive officer of the Company for a period of three years from the date of this agreement.




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9.        Mutual covenants

          9.1 Each of the Shareholders hereby covenants and agrees with the others as follows, namely:

              9.1.1 to be just and  faithful  to the  other in all  transactions relating to the Company and to give a true account of the same to it when and as often as some shall be reasonably required;

              9.1.2 upon every  reasonable  request  being made of it, to inform the others of all matters, accounts. writings and other things which it may have become possessed of concerning the Company;

              9.1.3 to punctually pay and discharge  their,  respective  present and future separate debts and engagements and at all times to indemnity and keep indemnified the others and the Company from and against all losses and damages which may arise in respect thereof and in respect of any breach of the obligations imposed on the Shareholders and without in any way limiting the generality of the foregoing, all losses and damages which may arise from the Shareholder entering into any contract, pledging any credits, incurring any liabilities. assuming any obligations or making any warranties or representations whatsoever for or on behalf of the other Shareholder without the necessary authority or power to do so-, and

              9.1.4 immediately  upon  receipt  of any monies  belonging  to the
                    Company, to pay such monies into the bank account of the Company.

          9.2 Each of the Shareholders will exercise their powers in relation to the Company so as to ensure that all matters concerning the running of the Company including matters to be decided by the Board and matters to be decided by the shareholders of the Company in general meeting will not be, resolved upon without the agreement of each of Boston and Argonaut.

          9.3 None of the Shareholders shall, without the consent and approval of the other Shareholder in writing:

              9.3.1 give any  credits  and/or  lend any  monies on behalf of the
                    Company to any person, firm, company or entity other than in the ordinary course of business conducted in a normal and proper manner,




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              9.3.2 except  as  herein   provided,   sell,   assign,   transfer,
                    mortgage, discharge, pledge, deal with or otherwise encumber or dispose of any of its respective shares in the Company without the written consent of the other Shareholders;

              9.3.3 except as herein provided,  assign,  draw, accept or endorse any negotiable instrument on account of the Company;

              9.3.4 compound,  release or discharge  any debt which shall be due or owing to the Company without receiving the full amount thereof,

              9.3.5 guarantee,  become bailee, surety or security or any person, firm, company or entity or do or knowingly suffer to be done anything whereby the Company's business or property may be endangered, attached or taken in execution;

              9.3.6 incur  any  liabilities  on  behalf  of the  Company  and/or employ any of the monies and/or the effects thereof other than in the ordinary course of business conducted in a normal and proper manner.

10. Disposition

In consideration of the mutual covenants and obligations contained in this agreement, the parties hereto acknowledge and agree that for the term of this agreement, there shall be no sale, transfer, assignment or other disposal in any manner whatsoever of any legal or beneficial interest in the Shares other than pursuant to the provisions of this agreement and that any disposition shall be of no effect unless and until the assignee or transferee consents and agrees in writing to be bound by the terms of this agreement.

11. Pre-emption

If at any time during the term of this agreement any of the Shareholders (in each case the Grantor) wishes to dispose of all or part of its Shares any of the other Shareholders (in each case the Grantees) shall have the first right to purchase the some upon the owing terms and conditions:

          11.1 The Grantor shall give notice in writing to the Grantees (Sale Notice) of its desire to sell all or part of its Shares (Interest) on those terms and at the Price (as specified in clause 11-7) upon which the Grantor is desirous of selling the Interest. Every such Sale Notice shall remain open for acceptance in whole or in part for 60 days from the date of receipt of the Sale Notice and, if not so accepted, shall be deemed to be declined as to the whole or balance of the Shares as the case may be. Any such acceptance shall be made in writing addressed to the Grantor (Purchase Notice).




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          11.2 Upon receipt of a Purchase  Notice,  a concluded  contract of the sale and purchase of the Shares specified in the Purchase Notice, free from cat encumbrances. shall forthwith be constituted between the Grantor and the Grantee on those terms and conditions set out in this agreement and providing for settlement to take place within 180 days from the date of giving of the Purchase Notice by the Grantee to the Grantor or such other period of time as shall be agreed upon by the parties in writing.

          11.3 Any Shares which shall be declined, or deemed declined, by any of the Grantees shall be offered in the some manner and proportions and at the same price to those of the Grantees who have accepted Shares originally offered to them and so on until oil the. Shares have been accepted or it shall appear that none of the Grantees is willing to take up any further Shores.

          11.4 In the event that not all of the Shores have been accepted by the Grantees, then the Grantor shall have the right within the period of six calendar months from the date upon which 4 becomes apparent that such Shares have not been accepted to sell those Shores to any other person as it shall think fit at a price not lower than the price as set out in the Sale Notice and upon terms no more advantageous to the purchaser of the Interest than the terms specified in the Sale Notice.

          11.5 If after the expiration of the period referred to in clause 11.4, the Grantor wishes to sell the Shores referred to in that clause 11.4 at a lower cash price. or on different terms and conditions, it shall first make a fresh offer to the Grantees at such lower price or upon such different terms and conditions in accordance with the foregoing provisions of this section 9.

          11.6 All notices shall be given, in accordance with the provisions of clause 16.

          11.7 The Grantor and the Grantees agree that the Price referred to in clause 11.1, upon which the Grantor is desirous of selling the interest, shall be the "market value" of the Interest at the date of such offer of sale by the Grantor to the Grantees, such value being the price at which the Grantor is prepared to sell the interest to the public.

          11.8 In the event of either:

               11.8.1 the appointment of a receiver and/or manager or liquidator to any of the Shareholders:

               11.8.2 a change in the Effective Control of a Shareholder, then a notice pursuant to clause 11.1 shall be deemed to have been given by the relevant Shareholder of the Company and the provisions of this clause 11 shall, mutatis mutandis, apply.

12. Non competition

          12.1 In the event that:

               12.1.1  a  Shareholder  (Seller)  sells,  transfers,  assigns  or disposes of its Shares, or any part thereof, in the Company otherwise than to a Related Corporation; or

               12.1.2 as  a  direct  or  indirect  result  of a  breach  of  the obligations under this agreement by a Shareholder (Defaulter), the Company is wound up or becomes subject to external administration,

the Seller or the Defaulter (as the case may be) shall not operate or engage in a business in competition with that conducted by the Company anywhere in the world (Territory) for a period of one year (Restriction Period) commencing on the Date of Completion of the sale, transfer, assignment or disposal of the share or on the date on which the Company is wound up or first becomes subject to external administration.


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          12.2 The parties hereto  acknowledge  that the Restriction  Period and the Territory are no greater than are reasonably required to protect the goodwill, the business and Trade Secrets of the Company and the parties hereto not being the Seller or the Defaulter (as the case may be).

          12.3 None of the Shareholders shall hold or acquire an interest in any other business which operates in the Territory and which in any way competes with or is similar in nature to the business of the Company without first obtaining the written consent of the other parties hereto.

13. Termination

          13.1 This agreement shall continue in effect until terminated pursuant to the provisions of this agreement or by mutual agreement between the Shareholders.

          13.2 If a Shareholder commits a material breach of any of its obligations under this agreement, which breach is not remedied within 28 days after notice requiring remedy has been given to such Shareholder, then the other Shareholders may deem the defaulting Shareholder to have offered to sell to the other Shareholders oil of its or his Shares in the Company in accordance with clause 11 hereof, in which case the provisions of some shall, mutatis mutandis, apply.

 14. Confidentiality

Each of the parties shall at all times:

          14.1 maintain absolute confidentiality in relation to the Trade Secrets and shall not divulge any Trade Secrets to any person except to the extent necessary for the operation of the business of the Company; and

          14.2 not utilize the Trade Secrets for its own benefit or for the benefit of any person other than the owner of the Trade Secrets.

15. Successors and assigns

The obligations and liabilities imposed and the rights and benefits conferred on the parties under this agreement shall be binding upon and inure for the respective parties and each of their respective legal personal representatives, successors in title, transferees and permitted assigns provided however that the aforesaid obligations and liabilities and rights and benefits shall not be sold. assigned, transferred or otherwise dealt With or disposed of by any of the parties except in accordance with the terms of this agreement or with the prior written consent and approval of the other parties.

16. Notice

          16.1 Any notice or other communication to or by any party shall be:

               16.1.1 in writing and in the English language;

               16.1.2 addressed  to the address of the  recipient  shown in this agreement or to such other address as It may have notified the sender; and

               16.1.3 signed by the  party or by an  Authorized  Officer  of the sender.

          16.2 In addition to any means authorized by low any communication may be given by:

               16.2.1 being personally served on a party;

               16.2.2 being left at the party's current address for service;

               16.2.3 being sent to the party's  current  address for service by prepaid ordinary mail or if the address is outside the country of the principal place of business to the sender by prepaid airmail: or

               16.2.4 facsimile to the party's current numbers for service.

          16.3 A communication shall be deemed duly given or mode in the case of:

               16.3.1 delivery in person, when delivered;

               16.3.2 delivery by post:

                    16.3.2.1 to an address in the some country as the country of the principal place of business of the sender, on the second Business Day after posting; or

                    16.3.2.2 in any other case on the tenth  Business  Day offer posting; or

               16.3.3 a facsimile  upon a  transmission  report being printed by the sender's facsimile machine stating that- the document has been sent to the recipient's facsimile number; but if delivery is not mode before 5.00 p.m. on a Business Day it shall be deemed to be received on the next Business Day in that place.

               16.4 The addresses and numbers for service are initially:

Argonaut
Address:                c/o 2nd Floor, 14-16 Regent Street, London SW 1 Y 4PY
Facsimile:              0207 976 1833
Attention:              Lord Edward Timothy Razzall
Boston:
Address:                Asian Management Services, 111 North Bridge Road, 18-
                        01 Peninsula Plaza, Singapore 179098, Singapore
Facsimile: +65 63336 0200
Attention: Duncan Merren

The Company:

Address.                c/o Terrance Drive, El Ceritto, California CA 04530, USA
Facsimile:              001707 575 0583
Attention:              Elizabeth Lehrer. company secretary

Pay2:
Address:               c/o Exchange House, 54-58 Atholl Street, Douglas, Isle of
                       Man, IM1 I JD

Facsimile:             01624 616 175
Attention,             Richard Minchin

 AAC:
Address:               c/o Popabasiliou House, PO Box 27007, 70 John F Kennedy
                       Avenue. Nicosia, Cyprus CY 1641
Facsimile:             00357 2493000
Attention:             Karlos Zongoulos

          16.5 A party may from time to time change its address or numbers for service by notice to the other party.

17. Severance

If any provision of this agreement shall be or be determined to be illegal, invalid. void or voidable the legality or validity of the remainder of this agreement will not be affected and will continue in full force and effect.

18. Arbitration

18.1 In the event that of any time during the continuance of this agreement or at any time thereafter, any doubt, difference, question or dispute whatsoever (Dispute) arises between the parties, whether in relation to the interpretation of this agreement or to any of the respective rights, benefits, obligations and liabilities of any of the parties under this agreement or otherwise, then such Dispute shall be referred for determination, under and pursuant to the provisions of and conducted in accordance with the Arbitration Act 1996 by a single arbitrator in London to be agreed between the parties or, foiling such agreement within 30 days of a request by either party to appoint an arbitrator, by an arbitrator appointed by the President for the time being. or next senior officer available, of The Low Society of England and Wales. The decision of such arbitrator will be final and binding on the parties.

18.2 Each party to any arbitration shall be entitled to legal representation at the arbitration proceedings, and the arbitrator shall make his decision in writing within one month after entering on the reference or on or before any later date to which the arbitrator may enlarge the time for making the decision.

19. Governing law

This agreement is made and shall be governed by, construed in accordance with, the lows of England and each of the parties irrevocably submits to the jurisdiction of the courts of England.

20. Counterparts

This agreement may be executed in any number of counterparts and all such counterparts token together shall be deemed to constitute one and the some instrument.

21. Merger provisions

Notwithstanding completion of this agreement, all covenants, undertakings and representations given or mode by any party under or by this agreement, and all obligations of any party under this agreement which are of a continuing nature or are not fully satisfied and discharged on completion, shall not merge on completion and shall remain in hill force and effect.

22. Further assurances

Each party shall take all steps and do all such acts and execute all necessary documents within their powers as may be reasonably required by any other party to give effect to this agreement.

23. Waiver

          23.1 A right in favor of a party under this agreement, subject to any express provision of this agreement to the contrary, may be waived prospectively or retrospectively by writing signed by that party.

          23.2 No other act. omission or delay by a party will constitute a waiver of a right.

24. Variation of agreement

The parties acknowledge that the provisions of this agreement may need to be considered more fully with the applicable low of the state of Nevada and in the case of any conflict between this agreement and the laws of Nevada the laws of Nevada* will prevail. The parties further agree that once they have considered the legal advice relating to the laws of Nevada it may be necessary to produce a supplemental agreement. This agreement may be varied or modified only by writing executed by all of the parties.

                                   Schedule 1
                         Definitions and Interpretations

                                   (Clause 1)

1. The provisions of Schedule 1 apply to the interpretation of this agreement including the schedules.

2. In this agreement, unless the subject or context requires otherwise the following words and phrases have the following meanings:

Articles of Association       the articles of association or constitution of the
                              Company.

Associate                     in relation to an individual, any spouse, son.
                              daughter, grandchild brother, sister or parent or any company which is or may be directly or indirectly controlled by any of them or by any two or more of them and for the purpose of this definition control has the meaning set out in section 416 Income and Corporation Taxes Act
                              1988; and in relation to a company, any
                              subsidiary or holding company of a company and any subsidiary of any holding company of such company.

Authorized Officer            of a party which is a corporation:

3. an employee of the party whose title contains either of the words "Director" or "Manager";

4. a person performing the function of any of them:

5. a solicitor acting on behalf of the party; or

6. a person appointed by the party to act as an Authorized Officer for the purposes of this agreement and notified to the others:

and an Authorized Officer of a party which is a partnership means any - partner in the partnership.

       Board                        the board of directors of the Company.
       Boston Director              a director appointed by Boston in accordance
with the Articles of Association of the Company and this agreement.

Boston License Agreement      the license agreement referred to in clause 4.3.4.

Company                       Paygard Inc, formerly, Total Horizon Inc.

Completion                    completion of the transactions referred
                              to in clauses 4.2 and 4.3.

Completion Date               the business day following the day on which all
                              of the Conditions Precedent are either satisfied or waived.

Conditions                    Precedent  the   conditions   precedent
                              referred  to  in  clause  3.1  of  this
                              agreement  and set out in clause 2.1 of
                              the HOA.

Director                      a director of the Company.

Effective Control             in relation to any party:

l. control of the composition of the Board of Directors of that party;

2. control of more than one halt of the voting power of that party;

3. control of more than one halt of the issued share capital of that party (excluding any part thereof which carries no right to participate beyond a specified amount in the distribution of either profit or capital);

4. where the party is a trustee of a unit trust, control of more than one half of the issued units in the trust: and

5. in the case of a party being a trustee of a discretionary trust, the additional replacement of any beneficiary to the class of beneficiaries of that trust.

HOA the heads of agreement dated 10 July 2003 between the parties to this agreement as attached to this agreement as appendix 1.

Intellectual Property Rights             all patents, utility models, know-how,
                                         trademarks, service marks, trade names,
                                         domain names,  registered  designs,
                                         design rights, copyrights,  database
                                         rights  or  other  similar  industrial,
                                         intellectual  or  commercial fight
                                         subsisting  anywhere in. the world and
                                         all applications for any of them.

Members                                  a member of the World Games
                                         organization.

MSL                                      Miramas  Services  Limited,  a  company
                                         incorporated in Guernsey.

Pay 2 card System                        A digital electronic debit card
                                         provided to the Members.

AAC Director                             a director appointed by AAC in
                                         accordance   with   the   Articles   of
                                         Association  of the  Company  and  this
                                         agreement.

Quotation                                admission  of the  shores to trading on
                                         the over the counter  dealing  facility
                                         in the USA.

Related Corporation                      any other corporation that is deemed to
                                         be related to a party hereto by virtue
                                         of the provisions of any relevant
                                         legislation in the  United States of
                                         America, England, the Isle of  Man or
                                         any other relevant jurisdiction as
                                         amended from time to time, any
                                         re-enactment thereof and any statute in
                                         substitution therefore.

Shareholders                             AAC,    Argonaut   and   Boston,    and
                                         Shareholder means either of them.

Shares                                   a share of USUS $0.001 in the capital
                                         of the Company.

Trade Secrets                            the method of operation of the Company:

                    design, formulae, patents, drawings, plans, processes, procedure, contracts, agreements, financial details and other documentation and information developed and/or used by the Company and its employees for use in its business or developed by a party and its employees for use in the business; the names of the franchisees, customers, suppliers and clients of the Company and/or details in relation to such parties' characteristics, requirements and arrangements with the Company and any related corporation: details of and information relating to the current negotiations of the Company and/or any related corporations with any of the aforementioned parties and other trade secrets and confidential information of those parties.

3. in this agreement, unless the subject or context requires otherwise:

          3.1 words importing the singular shall mean and include the plural and vice versa,

          3.2 words including any one gender shall mean and include other genders and vice versa;

          3.3  words   importing   natural   persons   shall  mean  and  include
               corporations and unincorporated associations and vice versa:

          3.4 the headings are for convenience of reference only and shall not be construed as affecting the meaning or interpretation of this agreement;

          3.5 all references in this agreement to any statutory enactment or law shall mean and be construed as references to that enactment or law as amended or modified or reenacted from time to time and to the corresponding provisions or any similar enactment or more of any other relevant jurisdiction;

          3.6 all references in this agreement to sections, articles. clauses, subclauses, paragraphs and schedules shall mean and be construed as references to those sections, articles, clauses, subclauses, paragraphs and schedules of this agreement.

Executed as an agreement by Lord Edward Razzall on behalf of Argonaut Associates in the presence of.

Witness' signature:

Witness' name:


Address:

Occupation:

Executed as an agreement
by John Anthony Mitchell
on behalf of Argonaut Associates
in the presence of,

Witness' signature:

Witness' name:

Address:


Occupation:


Executed as an agreement
by Boston Fidelity Limited



Executed as an agreement
by Paygard, Inc.

Director


Executed as an agreement
by Pay2 Limited

Director

Executed as an agreement
by Argonaut Associates Limited


Director